Exhibit 99.1

Baxter Signs Definitive Agreement to Divest its BioPharma Solutions Business to

Advent International and Warburg Pincus for $4.25 Billion

Proposed divestiture of BioPharma Solutions (BPS) further streamlines Baxter’s strategic focus and represents an important milestone in its ongoing business transformation

Net proceeds planned to be redeployed for debt repayment in accordance with Baxter’s stated capital allocation priorities

Establishes a diversified, standalone contract development and manufacturing organization (CDMO) platform enhancing healthcare worldwide

Deerfield, Ill., Boston, Mass., and New York, N.Y. – May 8, 2023 – Baxter International Inc. (NYSE:BAX), a leading global medtech company, today announced that it has signed a definitive agreement to divest its BioPharma Solutions (“BPS”) business to Advent International (“Advent”), one of the largest and most experienced global private equity investors, and Warburg Pincus, a leading global growth investor.

Under the terms of the definitive agreement, Baxter will receive $4.25 billion in cash, subject to certain closing adjustments, with net after-tax proceeds currently estimated to be approximately $3.4 billion. The transaction is expected to close in the second half of 2023, subject to receipt of customary regulatory approvals and satisfaction of other customary closing conditions. Baxter intends to utilize the after-tax proceeds to reduce its debt, consistent with the company’s stated capital allocation priorities. For the full fourth quarter 2023, Baxter estimates the transaction to result in dilution of approximately $0.10 per share to the company’s earnings, the total amount depending on the time of close. This amount is expected to be partially offset through reduced interest expense payments following anticipated debt repayment.

“Today represents an important step in Baxter’s ongoing transformation journey as we continue to execute against our strategic priorities, enhance our focus and create additional value for all our stakeholders,” said José (Joe) E. Almeida, Chairman, President and Chief Executive Officer at Baxter. “BPS has long been recognized worldwide as a trusted and preferred partner of contract manufacturing services for the pharmaceutical and biotech industries. Advent International and Warburg Pincus have extensive experience helping innovative healthcare companies advance their mission and strategic priorities. I am confident that under their stewardship, BPS will continue to build on its leadership position, foster world-class talent, invest in new capabilities and capacity, and provide leading-edge, high-quality solutions for its clients.”

BPS has been a leading provider of sterile contract manufacturing solutions, parenteral delivery systems and customized support services to the pharma and biotech industries for decades. As a standalone company and in partnership with Advent and Warburg Pincus, BPS will operate as a premier, independent end-to-end CDMO providing a range of services for clients, from clinical research to commercial deployment. BPS should be well-positioned to accelerate its go-to-market strategy and clinical development pipeline, execute on throughput expansion and drive further product innovation. The proposed transaction includes BPS manufacturing facilities and approximately 1,700 employees in Bloomington, Indiana and Halle, Germany. BPS is expected to generate revenues of approximately $600 million on a reported basis for full year 2023.

“BPS is a premier asset at the forefront of the biopharma industry, and one we’ve been closely following for a number of years,” said John Maldonado, a Managing Partner at Advent. “Leveraging our deep sector expertise and significant strategic resources, we believe this partnership can unlock multiple opportunities for growth and help the business realize its full potential by serving blue-chip customers, including Baxter, with high-value, specialized and end-to-end capabilities as a standalone company. We’re thrilled to partner with BPS to alleviate critical pain points for its customers and to help them provide life-changing therapies to patients around the world.”

“BPS’s success and exceptional market reputation within the pharmaceutical sector position the company well to continue to grow its mission-critical services across a variety of therapeutic areas including oncology, metabolic disease, and infectious disease, among others,” said TJ Carella, Managing Director and Head of Healthcare at Warburg Pincus. “We are excited to partner with Advent and the impressive team at BPS who have developed differentiated technical capabilities and established an industry-leading reputation for quality and reliability in the supply chain for parenteral drugs.”

“We strongly believe in the company’s mission to partner with pharmaceutical companies around the world to provide the scientific expertise, sterile solutions, and customized support needed to meet the unique challenges of today’s healthcare environment and are eager to carry forward the strong franchise and legacy that Baxter has built at BPS,” added Ruoxi Chen, Managing Director at Warburg Pincus. “This investment underscores our commitment to working with companies that support the delivery of innovative life sciences products and services worldwide.”

“BPS has an exceptional track record of delivering high-quality services and products addressing the unique needs of pharmaceutical and biotech customers worldwide,” said Carmine Petrone, a Managing Director on Advent’s Healthcare team. “We believe that, alongside our partners at Warburg Pincus, our collective carve out experience, vision and support will help create a scaled, diversified platform poised to capitalize on its significant market opportunity. We look forward to supporting BPS’s continued growth as it enhances its positive impact on patients worldwide and continues to help its customers achieve their commercialization objectives.”

For over 30 years, Advent has been investing in the healthcare sector. The firm has completed over 50 investments in 17 countries worldwide across a range of sub-sectors, including pharmaceuticals, life sciences and medical devices. Advent’s notable recent healthcare investments include Iodine Software and RxBenefits, and the firm’s recent notable global pharmaceutical services investments include BioDuro, GS Capsule, ICE Group, Suven Pharmaceuticals/Cohance Lifesciences, and Syneos Health.

Since inception, Warburg Pincus has invested over $16 billion in more than 180 healthcare companies, including Summit Health, Modernizing Medicine, Ensemble Healthcare Partners, and Global Healthcare Exchange, and has been an active investor in life sciences, with notable investments in Polyplus, Norstella, Sotera Health, and Bausch + Lomb, among others.

Perella Weinberg Partners is serving as financial advisor and Sullivan & Cromwell is serving as legal advisor to Baxter. Moelis & Company LLC and Truist Securities are serving as financial advisors and Cleary Gottlieb Steen & Hamilton and Ropes & Gray are serving as legal advisors to Advent and Warburg Pincus.

Forward-Looking Statements

This press release contains forward-looking statements related to the proposed transaction between Baxter International Inc., Advent International Inc. and Warburg Pincus LLC, including Baxter’s estimated after-tax proceeds from the proposed transaction and its estimated dilution to earnings per share for the full fourth quarter of 2023, the expected timeframe for completing the proposed transaction, strategic and other potential benefits of the potential transaction, and other statements about future beliefs, goals, plans or prospects. These forward-looking statements are subject to risks and uncertainties that include, among other things, risks related to the receipt of customary regulatory approvals and the satisfaction of other customary closing conditions in the anticipated timeframe or at all, including the possibility that the proposed transaction does not close; risks related to the ability to realize the anticipated strategic, financial or other benefits of the proposed transaction, and other risks identified in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Actual results could differ materially from anticipated results. Baxter does not undertake to update its forward-looking statements or any of the statements contained in this press release.

About Baxter

Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, kidney care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For more than 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.

About Advent International

Founded in 1984, Advent International is one of the largest and most experienced global private equity investors. The firm has invested in over 405 private equity investments across 42 countries, and as of December 31, 2022, had $92 billion in assets under management. With 15 offices in 12 countries, Advent has established a globally integrated team of over 290 private equity investment professionals across North America, Europe, Latin America and Asia. The firm focuses on investments in five core sectors, including business and financial services; health care; industrial; retail, consumer and leisure; and technology.

For over 35 years, Advent has been dedicated to international investing and remains committed to partnering with management teams to deliver sustained revenue and earnings growth for its portfolio companies.

For more information, visit

Website: www.adventinternational.com

LinkedIn: www.linkedin.com/company/advent-international

About Warburg Pincus

Warburg Pincus LLC is a leading global growth investor. The firm has more than $80 billion in assets under management. The firm’s active portfolio of more than 250 companies is highly diversified by stage, sector, and geography. Warburg Pincus is an experienced partner to management teams seeking to build durable companies with sustainable value. Founded in 1966, Warburg Pincus has raised 21 private equity and 2 real estate funds, which have invested more than $109 billion in over 1,000 companies in more than 40 countries. The firm is headquartered in New York with offices in Amsterdam, Beijing, Berlin, Hong Kong, Houston, London, Luxembourg, Mumbai, Mauritius, San Francisco, São Paulo, Shanghai, and Singapore. For more information, please visit www.warburgpincus.com. Follow us on LinkedIn.

Contacts

Baxter

Andrea Johnson, (224) 948-5353

media@baxter.com

Advent International

Zachary Tramonti / Anna Epstein / Kevin Siegel

FGS Global

AdventInternational-US@FGSGlobal.com

Warburg Pincus

Kerrie Cohen, (917) 887-9184

Kerrie.cohen@warburgpincus.com